Exhibit 10.10

FARMERS NATIONAL BANC CORP.

RESTRICTED STOCK AWARD AGREEMENT

Farmers National Banc Corp. (the “Company”) hereby grants the undersigned Participant an Award pursuant to the Farmers National Banc Corp. 2012 Equity Incentive Plan (the “Plan”) as evidenced by the Notice of Grant accompanying this Award Agreement, as further described in this Award Agreement (this “Award Agreement”).

1.

Nature of Award.  Effective as of the date specified (the “Grant Date”) in the attached Notice of Grant (the “Grant Notices”), the Company hereby grants to the individual identified in the Grant Notice (the “Participant”) the award as set forth in the Grant Notice (the “Award”).  The Award is subject to the terms and conditions described in the Plan, this Award Agreement and the Grant Notice.

2.

Number of Shares.  The number of Shares of Restricted Stock in your Award is set forth in the Grant Notice.  For purposes of this Award Agreement, each whole Share awarded represents the right to receive one Share.

3.

Vesting.  The Shares of Restricted Stock in your Award will be settled or will be forfeited depending on whether the terms and conditions described in the Grant Notice, this Award Agreement, and the Plan are satisfied. Accordingly, your Shares normally will vest on the “Normal Vesting Date” in accordance with the schedule identified in the Grant Notice. If the scheduled Normal Vesting Date is a non-business day, the next following business day will be considered the Normal Vesting Date.

4.

Forfeiture of Awards:  If the Company is required to prepare an accounting restatement due to material non-compliance of the Company, as a result of misconduct by a Participant, with any financial reporting requirement under any applicable laws, the Participant shall reimburse the Company for all amounts received under the Plan within 30 days after receipt of notice of the same from the Company.

5.	Effect of Termination: Participant may forfeit this Award if employment terminates prior to the Normal Vesting Date, although it will depend on the reason for termination as provided below:
a.	Termination Due to Death or Disability. If you die or become Disabled, your Shares of Restricted Stock will vest fully on the date of your death or Disability.
b.

Termination Due to Retirement.  If you terminate due to Retirement, and provided that the Committee agrees to treat your termination as a Retirement, you will vest in a prorated portion of your Shares of Restricted Stock determined by multiplying the number of Shares by a fraction, the numerator of which is the number of whole months you were employed from the Grant Date to the date of Retirement, and the denominator of which is 36.

c.

Termination Due to Termination by the Company without Cause or by Participant for Good Reason. If, prior to the Normal Vesting Date, the Company terminates your employment with the Company without “Cause,” or you terminate your employment with the Company for “Good Reason,” each as defined in Exhibit A attached hereto and incorporated herein, your Shares of Restricted Stock will vest fully on the date of your termination.

d.	Termination for any Other Reason. If your employment with the Company terminates under any other circumstances, all Shares of Restricted Stock will be forfeited on your termination date.
6.	Effect of Change in Control: Notwithstanding the foregoing, if a Change in Control occurs after the Grant Date, your Shares will be subject to the following additional terms and conditions:
a.

If such a Change in Control occurs prior to the Normal Vesting Date and in connection therewith or within two years thereafter your employment is terminated either by the Company or a successor in interest for any reason other than for “Cause” or by you for “Good Reason,” your Shares of Restricted Stock which remain unvested as of the termination date will fully vest.

7.	Miscellaneous:
a.	Non-Transferability. An Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution.
b.

Beneficiary. Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

c.

No Right to Continued Service or to Awards.  The granting of an Award shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant or interfere with or limit the right of the Company or any Affiliate to Terminate the employment of the Participant at any time, with or without Cause, which right is expressly reserved.

d.

Tax Withholding.  The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan.

e.

Requirements of Law.  The grant of Awards shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.

f.	Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio.
g.

Award Subject to Plan. The Award is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement.  In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern.  The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

h.

Section 409A Payment Delay. If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death).  Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.

i.	Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

PARTICIPANT Print Name Date:	FARMERS NATIONAL BANC CORP. By: Its: Date:

EXHIBIT A

DEFINITIONS OF “CAUSE” AND “GOOD REASON”

“Cause” means that, in the reasonable judgment of the Compensation Committee, any of the following events have occurred: (1) the willful or negligent failure by the Participant to substantially perform his or her duties with the Company and, after written notification by the Company to the Participant, the continued failure of the Participant to substantially perform such duties; (2) the willful or negligent engagement by the Participant in conduct which is demonstrably and materially injurious to the Company, financially or otherwise; (3) action or inaction by the Participant that constitutes a breach of fiduciary duty with respect to the Company or any of its subsidiaries; (4) the violation of any material written policy, rule or regulation of the Company; or (5) the Participant’s material breach of any agreement in respect of confidentiality with the Company, whether or not entered into after the Grant Date.

“Good Reason” means the occurrence of any of the following: (1) a reduction in Participant’s annual base salary rate, unless such reduction generally applies to other Participants regardless of the reason(s) therefor; (2) a substantial diminution in Participant’s duties, authorities or responsibilities; or (3) the relocation of Participant’s principal place of employment with the Company such that (a) the distance from the former principal place of employment to the relocated principal place of employment is over 50 miles and (b) the distance from his or her primary residence to the relocated principal place of employment is over 50 miles; provided, however, that Good Reason shall exist only to the extent that Participant provides the Company with written notice of his or her intention to terminate employment with the Company for Good Reason that specifies the condition(s) constituting Good Reason and the Company fails to correct such condition(s) within ten (10) business days from receipt of such written notice. Notwithstanding the foregoing, Good Reason shall cease to exist for an event on the one hundred and twentieth (120th) day following the later of its occurrence or Participant’s knowledge thereof, unless Participant has given the Company written notice of such condition and of Participant’s intent to terminate for Good Reason prior to such date. With respect to the Chief Executive Officer only, Good Reason shall also include a change in responsibilities such that the Chief Executive Officer reports to someone other than directly to the Company’s Board of Directors.

4/14/2016 24310004